   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 3, 1995

                                                         REGISTRATION NO. 33-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                        FEDERAL REALTY INVESTMENT TRUST
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN DECLARATION OF TRUST)

         DISTRICT OF COLUMBIA                        52-0782497
                                                  (I.R.S. EMPLOYER
    (JURISDICTION OF ORGANIZATION)             IDENTIFICATION NUMBER)

                               4800 HAMPDEN LANE
                           BETHESDA, MARYLAND 20814
                                (301) 652-3360
       (PRINCIPAL EXECUTIVE OFFICE AND TELEPHONE NUMBER AT THAT ADDRESS)
                               ----------------
           STEVEN J. GUTTMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        FEDERAL REALTY INVESTMENT TRUST
                               4800 HAMPDEN LANE
                           BETHESDA, MARYLAND 20814
                                (301) 652-3360
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                               ----------------
                                  COPIES TO:
                            THOMAS F. COONEY, ESQ.
                            KIRKPATRICK & LOCKHART
                              1800 M STREET, N.W.
                            WASHINGTON, D.C. 20036

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

  If the Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT ALSO RELATES TO THE REMAINING COMMON SHARES OF BENEFICIAL INTEREST REGISTERED IN REGISTRATION STATEMENT NO. 33-5956 AS PERMITTED BY RULE 429.

                        CALCULATION OF REGISTRATION FEE
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
                                                       PROPOSED
                                          PROPOSED      MAXIMUM
       TITLE OF EACH          AMOUNT      MAXIMUM      AGGREGATE   AMOUNT OF
    CLASS OF SECURITIES       TO BE    OFFERING PRICE  OFFERING   REGISTRATION
     TO BE REGISTERED       REGISTERED    PER UNIT     PRICE(1)       FEE
------------------------------------------------------------------------------
Common Shares, no par or
 stated value.............  1,000,000       $21       $21,000,000    $7,242

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(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of the common shares reported on the New York Stock Exchange on October 30, 1995.

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

[LOGO OF FEDERAL REALTY INVESTMENT TRUST APPEARS HERE]

                          DIVIDEND REINVESTMENT AND
                              SHARE PURCHASE PLAN

  No person has been authorized to give any information or to make any repre-sentation not contained in this Prospectus. This Prospectus does not consti-tute an offer of any securities other than those described on the cover page or an offer to sell or a solicitation of an offer to buy within any jurisdic-tion to any person to whom it is unlawful to make such offer or solicitation within such jurisdiction.

                         QUESTIONS CONCERNING THE PLAN

  Please address all correspondence concerning the Plan to:

    American Stock Transfer & Trust Company
    40 Wall Street
    New York, NY 10005

  Federal Realty Investment Trust should be mentioned in all correspondence and Plan participants should give the number of their account. American Stock Transfer & Trust Company may be telephoned at (718) 921-8283 or (800) 732-5449.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   3
The Trust..................................................................   3
The Plan...................................................................   4
  Purpose..................................................................   4
  Advantages...............................................................   4
  Eligibility..............................................................   5
  Administration...........................................................   5
  Participation............................................................   6
  Costs....................................................................   7
  Purchases and Voluntary Cash Payments....................................   7
  Reports..................................................................  10
  Dividends................................................................  10
  Certificates for Shares..................................................  10
  Withdrawal from the Plan.................................................  11
  Other Information........................................................  13
Use of Proceeds............................................................  15
Documents Incorporated by Reference........................................  16
Indemnification of Trustees and Officers...................................  16
Experts....................................................................  17
Legal Opinions.............................................................  18

PROSPECTUS

                        FEDERAL REALTY INVESTMENT TRUST

  The Dividend Reinvestment and Share Purchase Plan ("Plan") of Federal Realty Investment Trust ("Trust") provides holders of record of the Trust's common shares of beneficial interest, no par value ("Shares"), with a convenient and economical way to acquire additional new Shares without payment of any broker-age commission or service charge.

  The Plan provides that all or a portion of the cash dividends on Shares reg-istered in the participants' names and enrolled in the Plan are automatically reinvested in full and fractional Shares. Participants may also purchase addi-tional Shares by making voluntary cash payments, which are invested monthly. Voluntary cash payments may not be less than $50 nor more than $15,000 in any period between monthly investment dates, and may not exceed $15,000 in each quarterly period between regular dividend payment dates.

  The price of Shares purchased with reinvested dividends or voluntary cash payments will be the average price of Shares, as published in "The Wall Street Journal" report of New York Stock Exchange--Composite Transactions, for the period of five trading days ending on the day of purchase.

  Holders of Shares who do not choose to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.

  American Stock Transfer & Trust Company acts as Agent for shareholders under the Plan.

  This Prospectus relates to the authorized but unissued Shares registered for purchase under the Plan.

  The Shares for sale registered under the Plan have been listed on the New York Stock Exchange subject to official notice of issuance.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE AC-CURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The date of this Prospectus is November 3, 1995

                             AVAILABLE INFORMATION

  Federal Realty Investment Trust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance there-with files reports and other information with the Securities and Exchange Com-mission. Reports, proxy statements and other information can be inspected and copied at the Public Reference Section maintained by the Securities and Ex-change Commission at Room 1024, 450 Fifth Street, N.W., Washington D.C. 20549; Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illi-nois 60661; and Northeast Regional Office, 7 World Trade Center, New York, New York 10048. Such reports, proxy statements and other information concerning the Trust can also be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  The Trust will provide without charge, upon written or oral request by any person to whom this Prospectus is delivered, a copy of any or all of the docu-ments which have been incorporated by reference in this Prospectus, other than exhibits to such documents. Any such request should be directed to:

             KATHY KLEIN, VICE PRESIDENT--CORPORATE COMMUNICATIONS
                        FEDERAL REALTY INVESTMENT TRUST
                         4800 HAMPDEN LANE, SUITE 500
                           BETHESDA, MARYLAND 20814
                       (301) 652-3360 or (800) 658-8980

                                   THE TRUST

  Federal Realty Investment Trust ("Trust"), organized in 1962 as a District of Columbia business trust of unlimited duration, is an owner, operator and redeveloper of community and neighborhood shopping centers and retail build-ings. The Trust operates in a manner intended to qualify as a real estate invest-ment trust pursuant to provisions of the Internal Revenue Code. The offices of the Trust are located at 4800 Hampden Lane, Suite 500, Bethesda, Maryland 20814. Its telephone number is (301)652-3360 or (800) 658-8980. The obliga-
tions of the Trust are not personally binding upon, nor shall any recourse be had to, or to the private property of, any of the Trustees, shareholders, of-ficers, employees or agents of the Trust, but a claimant shall look solely to the property of the Trust for satisfaction of any claim.

                                   THE PLAN

  The Dividend Reinvestment and Share Purchase Plan for holders of the Trust's common shares of beneficial interest is set forth and explained in the follow-ing questions and answers.

PURPOSE

1. WHAT IS THE PURPOSE OF THE PLAN?

  The purpose of the Plan is to provide shareholders with a convenient and ec-onomical way of investing cash dividends in additional Shares and making vol-untary cash investments in Shares, in each case without payment of any broker-age commission or service charge. Because such additional Shares will be pur-chased directly from the Trust, the Trust will receive additional funds to make real estate investments, make improvements to Trust properties, repay in-debtedness, and use for working capital and other purposes.

ADVANTAGES

2. WHAT ARE THE ADVANTAGES OF THE PLAN?

  . NO BROKERAGE FEES. There are no brokerage fees, commissions or service charges on Shares purchased through the Plan, either with reinvested dividends or with voluntary payments.

  . VOLUNTARY CASH INVESTMENT IN SHARES. Participants in the Plan ("Partici-pant" or "you") may purchase additional Shares by making voluntary cash pay-ments of not less than $50 nor more than $15,000 in any period between monthly investment dates up to a maximum of $15,000 in each quarterly period between regular dividend payment dates.

  . CUSTODY OF SHARE CERTIFICATES. Certificates for Shares credited to Partic-ipants' accounts under the Plan receive safekeeping at no cost to Partici-pants.

  . RECORD-KEEPING. Regular statements of account will be mailed to Partici-pants after each investment to provide simplified record-keeping.

ELIGIBILITY

3. WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

  All shareholders are eligible to participate in the Plan. If your Shares are registered in a name other than your own (e.g., in the name of a broker, bank or nominee) and you want to participate, you must either make appropriate ar-rangements for your broker, bank or nominee to become a Participant or you must become a shareholder of record by having a part or all of your Shares transferred to your own name. To have Shares of which you are the beneficial owner re-registered in your name, you must request your broker, bank or nomi-nee to send you a certificate representing such Shares. A broker, bank or other nominee who wishes to participate in the Plan may do so but only with respect to all Shares held by the broker, bank or nominee.

ADMINISTRATION

4. WHO ADMINISTERS THE PLAN FOR THE PARTICIPANTS?

  American Stock Transfer & Trust Company ("Agent") administers the Plan and acts as agent for the Participants.

PARTICIPATION

5. HOW DOES A SHAREHOLDER PARTICIPATE IN THE PLAN?

  A shareholder may join the Plan by completing the attached authorization card and returning it to American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005.

6. WHEN MAY A SHAREHOLDER JOIN THE PLAN?

  Shareholders may join the Plan at any time. If the authorization card is re-ceived by the Agent on or before the record date for the payment of the next dividend, reinvestment will begin with that dividend. If the authorization card is received in the period between any dividend record date and payment date, that dividend will be paid in cash and the shareholder's initial divi-dend reinvestment will begin with the next dividend.

  Voluntary cash payments may be made when joining the Plan.

7. WHAT DOES THE AUTHORIZATION CARD PROVIDE?

  The authorization card provides for the purchase of additional Shares through the following investment options:

    (a) Full Dividend Reinvestment directs the investment of all of your cash dividends on all of the Shares then or subsequently registered in your name, and also permits you to make voluntary cash payments for the purchase of additional Shares in accordance with the Plan.

    (b) Partial Dividend Reinvestment directs the investment of the cash dividends on that number of shares registered in your name which are designated in the appropriate space on the authorization card, and also permits you to make voluntary cash payments for the purchase of addi-tional Shares in accordance with the Plan.

  You may select either of the above investment options. A shareholder may not elect to make only voluntary cash payments under the Plan. To participate in the Plan, a shareholder must direct the Agent to reinvest dividends on at least one (1) Share held of record by the shareholder. Once so enrolled, a shareholder may elect to make voluntary cash payments.

8. HOW MAY A PARTICIPANT CHANGE OPTIONS UNDER THE PLAN?

  As a Participant, you may change investment options or modify the number of Shares designated under the Partial Dividend Reinvestment option at any time by completing a new authorization card and returning it to the Agent at the address set forth on the authorization card. Any such change will become ef-fective as of the dividend record date following the date the authorization card is received by the Agent.

COSTS

9. WHAT COSTS DO PARTICIPANTS PAY FOR THEIR PURCHASES OF SHARES UNDER THE
PLAN?

  None. There are no brokerage fees on purchases. All costs of administration of the Plan are paid by the Trust, except that Participants may incur certain costs in connection with their withdrawal from the Plan if they direct the Agent to sell their Shares.

PURCHASES AND VOLUNTARY CASH PAYMENTS

10. WHAT IS THE SOURCE OF THE SHARES PURCHASED UNDER THE PLAN?

  Shares purchased under the Plan come from the legally authorized but unissued Shares of the Trust. Shares will not be purchased in the open market.

11. WHEN WILL DIVIDENDS AND VOLUNTARY CASH PAYMENTS BE INVESTED IN SHARES?

  On each dividend payment date (which normally occurs on the fifteenth day of January, April, July and October of each year) the Agent will invest the divi-dends of all Plan Participants in new Shares. The dividend payment date is the investment date for reinvested dividends. In any month in which a cash divi-dend on Shares is paid, voluntary cash payments will also be invested as of the dividend payment date. In all other months the investment date for volun-tary cash payments will be as of the fifteenth day of the month, or if the fifteenth day is not a business day, the immediately preceding business day.

12. HOW MANY SHARES WILL BE PURCHASED WITH A PARTICIPANT'S DIVIDENDS AND VOLUNTARY CASH PAYMENTS?

  The number of full and fractional Shares (calculated to three decimal places) purchased with a Participant's dividends and voluntary cash payments will be determined by dividing the aggregate amount of dividends and voluntary cash payments, if any, by the applicable purchase price of Shares.

13. WHAT WILL BE THE PRICE FOR SHARES PURCHASED UNDER THE PLAN?

  The price of Shares purchased from the Trust with reinvested cash dividends and with voluntary cash payments will generally be the average of the daily high and low sales prices for the Trust's Shares (as published in The Wall Street Journal report of New York Stock Exchange--Composite Transactions) for the period of five trading days ending on the applicable investment date or, if the New York Stock Exchange is closed on the investment date, the five trading days immediately preceeding the investment date.

14. HOW DOES A PARTICIPANT MAKE VOLUNTARY CASH PAYMENTS?

  Shareholders enrolling in the Plan may make an initial voluntary cash pay-ment by mailing a check or money order with an executed authorization card to the Agent at the address set forth below. After an authorization card has been received by the Agent, voluntary cash payments may be made by mailing a check or money order together with a properly executed copy of the form for such purpose which will accompany the account statement sent to Participants. All checks and money orders must be payable to "American Stock Transfer and Trust Co.,/FRT." Do not send cash. Voluntary cash payments must be received on or before the dividend record date prior to a particular investment date, and checks or other drafts must clear prior to such investment date, for a volun-tary cash payment to be invested on such investment date.

  Shares purchased with voluntary cash payments will be held by the Agent and credited to your account under the Plan. Thereafter, dividends on such Shares will automatically be fully reinvested in additional Shares unless such Shares are withdrawn from the Plan.

  Plan Participants making voluntary cash payments to purchase additional Shares are urged to mail their payments so that they reach the Agent by the tenth day of the month. Payments should be mailed to American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005. Voluntary cash payments which are received by the Agent after the investment date in any month will be applied to the purchase of Shares on the next following investment date. On written request from a Participant, the Agent will return any uninvested vol-untary cash payments if the Agent receives the request at least 72 hours prior to the investment date. Participant's funds held by the Agent will not earn interest.

15. ARE THERE ANY LIMITATIONS ON VOLUNTARY CASH PAYMENTS?

  Yes. A Participant may make voluntary cash payments during the period be-tween each monthly investment date of not less than $50 nor more than $15,000. The aggregate limit for voluntary investments during each quarterly period be-tween regular dividend payment dates is $15,000.

REPORTS

16. WHAT REPORTS WILL PARTICIPANTS RECEIVE?

  Following each purchase of Shares for a Participant under the Plan, the Agent will mail a statement of account showing the amounts invested, the num-ber of Shares purchased, and the purchase price on the investment date. These statements should be retained for income tax purposes. During the year Partic-ipants will receive copies of the same materials sent to all Trust sharehold-ers, including the Trust's quarterly and annual reports, proxy statements and other information concerning annual shareholder meetings.

DIVIDENDS

17. WILL DIVIDENDS BE PAID ON SHARES HELD IN PARTICIPANTS' ACCOUNTS UNDER THE PLAN?

  Yes. Cash dividends for all full and fractional Plan Shares credited to Par-ticipants' accounts are automatically reinvested in additional Shares and added to Participants' accounts.

CERTIFICATES FOR SHARES

18. DO PARTICIPANTS RECEIVE CERTIFICATES FOR SHARES PURCHASED UNDER THE PLAN?

  Certificates will be issued by the Trust to the Agent to be held for the ac-counts of Participants.

This complimentary custodial service provides protection against loss, theft or destruction of stock certificates.

19. WHAT ARE THE CONSEQUENCES IF A PARTICIPANT REQUESTS CERTIFICATES?

  You may at any time request the Agent to send certificates for any full Shares credited to your account. A request for a certificate for whole Shares does not terminate participation in the Plan as long as you remain in the Plan and own, either directly or under your Plan account, one full Share. Any frac-tional Share balance will continue to be maintained to the credit of the Par-ticipant's account.

20. IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED?

  When issued, certificates for full Shares will be registered in the name in which your Plan account is maintained. For holders of record, this generally will be the name in which Share certificates are registered at the time you enroll in the Plan.

21. MAY SHARES IN A PLAN ACCOUNT BE PLEDGED?

  No. If you want to pledge Shares credited to your Plan account, you must re-quest certificates for those Shares.

WITHDRAWAL FROM THE PLAN

22. WHEN MAY A PARTICIPANT WITHDRAW FROM THE PLAN?

  A Participant may withdraw from the Plan at any time by written request to American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005. If the withdrawal request is received on or after the record date for deter-mining the shareholders entitled to receive the next dividend, that dividend will be reinvested in Shares for the Participant's account on the dividend payment date, and the request for withdrawal will be processed promptly there-after. Any voluntary cash payments sent to the Agent prior to a withdrawal request will also be invested in Shares on the next investment date unless the Participant requests in writing the return of the payments at least 72 hours before the investment date.

  Whenever a Participant no longer owns Shares directly and owns less than one full Share under the Plan, the Agent is authorized to withdraw the Participant from the Plan.

23. WHAT HAPPENS AFTER A PARTICIPANT WITHDRAWS FROM THE PLAN?

  When a Participant withdraws from the Plan, or upon termination of the Plan by the Trust, a certificate for the full Shares held in the Participant's Plan account and cash for any fractional Share held in that account will be mailed to the Participant.

  Upon withdrawal from the Plan, you may request the Agent to sell all of your Shares in the Plan account. In that case, the sale will be made as promptly as possible after processing the withdrawal request, and the Agent will pay you the proceeds of the sale, less any applicable brokerage commission or charge. If the withdrawal request is received on or after the record date for deter-mining the shareholders entitled to receive the next dividend, the processing of the withdrawal request, and hence the sale, will be delayed until after the dividend payment date.

  After withdrawal from the Plan has become effective, you will receive all dividends in cash unless and until you rejoin the Plan.

24. WHAT HAPPENS TO A PARTICIPANT'S FRACTIONAL SHARE UPON WITHDRAWAL FROM THE PLAN OR IF THE PLAN IS TERMINATED?

  When a Participant withdraws from the Plan, or if the Plan is terminated by the Trust, a cash adjustment representing any fraction of a Share then credited to the Partici-pant's Plan account will be paid. The cash payment will be based upon the closing price of the Shares, on the day the withdrawal request is received or on the day the Plan is terminated.

25. WHEN MAY A SHAREHOLDER REJOIN THE PLAN?

  Generally, a shareholder may again become a Participant at any time.

OTHER INFORMATION

26. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS SOME OR ALL OF THE SHARES REGISTERED IN HIS OR HER NAME?

  If you dispose of all or a portion of the Shares for which you hold certifi-cates, the Agent will continue to reinvest dividends on Shares credited to your Plan account in additional Shares unless and until a written request to withdraw such Shares from your Plan account is received by the Agent.

  If you dispose of a portion of your Shares and you have directed the Agent to reinvest dividends on some of your Shares (e.g., Partial Dividend Reinvest-ment), you should provide new written instructions to the Agent on how to han-dle your account. If the Agent does not receive new instructions, it may, in its discretion, pay cash dividends on all of your remaining Shares.

27. WHAT EFFECT DOES THE DISPOSAL OF ALL SHARES HELD DIRECTLY BY A PARTICIPANT HAVE ON A PARTICIPANT'S PLAN ACCOUNT?

  None, as long as you have at least one full Share in your Plan account. Div-idends on your Plan Shares and any voluntary cash payments would continue to be invested under the Plan in additional Shares.

28. WHAT HAPPENS IF THE TRUST ISSUES A STOCK DIVIDEND, DECLARES A STOCK SPLIT, OR HAS A RIGHTS OFFERING?

  Any stock dividends or split Shares distributed by the Trust on Shares held in the Plan will be credited to the Participants' accounts.

29. HOW WILL A PARTICIPANT'S PLAN SHARES BE VOTED AT ANNUAL OR SPECIAL MEETINGS OF SHAREHOLDERS?

  You will receive a proxy to vote the number of full Shares held in your Plan account. Fractional Shares in Plan accounts will not be voted. The Shares in the Plan account may only be voted by proxy and not in person at the meeting.

  If no instructions are indicated on a properly signed and returned proxy card, a Participant's Shares in the Plan account will be voted in accordance with the recommendations of the Trust's management. If the proxy card is not returned or is returned unsigned, the Participant's Shares will not be voted. Shares held by you outside of the Plan may be voted by proxy or in person at the meeting.

30. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

  Cash dividends reinvested for you under the Plan in full or fractional Shares will still be taxable to you. Those considering participation in the Plan are urged to consult with their own tax advisers for specific information regarding the tax consequences of participation in the Plan. Reports will be mailed to Participants during the year and after year end containing information on your dividend income.

31. MAY THE PLAN BE CHANGED OR DISCONTINUED?

  While the Trust hopes to continue the Plan indefinitely, the Trust reserves the right to suspend or terminate the Plan at any time. It also reserves the right to make modifications to the Plan. Partic-ipating shareholders will be informed of any such suspension, termination or modification.

32. WHAT IS THE RESPONSIBILITY OF THE AGENT AND THE TRUST UNDER THE PLAN?

  The Agent receives the Participants' dividends and voluntary payments, rein-vests such receipts in additional Shares, maintains records of each Partici-pant's account, holds in a nominee name all Shares purchased for Participants, and advises Participants as to all transactions in and the status of their ac-counts.

  Neither the Trust nor the Agent nor its nominees shall have any liability for any act done in good faith or for any good faith omission to act in con-nection with the Plan, including without limitation, any claim or liability arising out of failure to terminate a Participant's account upon his death prior to receipt of written notice of death, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan.

33. WHO BEARS THE RISK OF MARKET PRICE FLUCTUATIONS IN THE TRUST'S SHARES?

  Your investment in Shares held in a Plan account is no different than an in-vestment in directly held Shares in this regard. You bear the risk of loss and the benefits of gain from market price changes for all of your Shares.

  Neither the Trust nor the Agent can guarantee that Shares purchased under the Plan will, at any particular time, be worth more or less than their pur-chase price.

                                USE OF PROCEEDS

  The Trust proposes to use the net proceeds from the sale of Shares pursuant to the Plan, when and as received, to make real estate investments, to make improvements to Trust properties, to repay indebtedness, and to use for working capital and other purposes. The Trust has not yet determined the amount of the proceeds which will be devoted to any one of these purposes. The Trust has no basis for estimating precisely either the number of Shares that ultimately may be sold pursuant to the Plan, or the prices at which such Shares will be sold.

                      DOCUMENTS INCORPORATED BY REFERENCE

  The following documents filed by the Trust with the Securities and Exchange Commission are incorporated by reference in this Prospectus:

  1. The Trust's Annual Report on Form 10-K for the year ended December
  31, 1994.

  2. The Trust's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995.
  3. The Trust's Current Reports on Form 8-K filed with the Commission on March 31, 1995, May 26, 1995, August 16, 1995 and September 22, 1995.

  4. The information contained under the heading "Other Securities to be Registered" included in the Trust's Registration Statement on Form 8-A, File No. 1-7533, filed on May 8, 1975.

  All documents filed by the Trust pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

                   INDEMNIFICATION OF TRUSTEES AND OFFICERS

  The Trust's Third Amended and Restated Declaration of Trust provides in sub-stance that Trustees and officers of the Trust shall not be personally liable to the Trust or to any other person with regard to the Trust's affairs, except for their own bad faith, willful misconduct, gross negligence or reckless dis-regard of duties, or failure to act in good faith in the reasonable belief that their action was in the best interest of the Trust. The Trust indemnifies and holds harmless each Trustee and officer against all claims, liabilities and expenses in connection with the defense or disposition of any lawsuit threatened or brought by reason of his office, except as to any matter for which he is personally liable as stated above.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted pursuant to the Third Amended and Re-stated Declaration of Trust, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforce-able. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid in the suc-cessful defense of any action, suit or proceeding) is asserted in connection with the securities being registered, the Trust will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    EXPERTS

  The Consolidated Financial Statements and Schedules of the Trust as of De-cember 31, 1994 and 1993 and for each of the years in the three year period ended December 31, 1994 incorporated herein by reference have been incorpo-rated herein in reliance on the reports dated February 10, 1995 of Grant Thornton LLP, independent certified public accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  With respect to the unaudited interim financial information included in the Trust's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995 which are incorporated herein by reference, Grant Thornton LLP has applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports dated May 5, 1995 and August 8, 1995 included in the Trust's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995 and incorpo-rated by reference herein, they did not audit and they do not express an opin-ion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the lim-ited nature of the review procedures applied. Grant Thornton LLP is not sub-ject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

  The Statement of Revenue and Certain Expenses of Sidcor Finley Associates for the year ended December 31, 1994, included in the Trust's Current Report on Form 8-K filed with the Commission on September 22, 1995, incorporated by reference herein, has been incorporated herein in reliance on the report dated June 13, 1995 of Warady & Davis LLP, independent certified public accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                LEGAL OPINIONS

  The legality of the Shares offered hereby has been passed upon for the Trust by Kirkpatrick & Lockhart LLP, 1800 M Street, N.W., Washington, D.C. 20036. Certain REIT tax matters relating to the Trust are being passed upon by Goodwin, Procter & Hoar, Exchange Place, Boston, Massachusetts 02109.

Please fold and seal

FEDERAL REALTY INVESTMENT TRUST DIVIDEND REINVESTMENT ANDSHARE PURCHASE PLAN AUTHORIZATION CARD

TO AMERICAN STOCK TRANSFER & TRUST COMPANY (AGENT)

I hereby appoint you as my Agent, subject to the Terms and Conditions of the Dividend Reinvestment and Share Purchase Plan of Federal Realty Investment Trust ("Trust"), set forth in the accompanying Prospectus, and authorize you, to the extent indicated, to apply all cash dividends payable to me on Trust Shares and all my voluntary cash investments to purchase full Shares and fractional Shares of the Trust.

This appointment relates only to the Shares held by me in the account listed below and all full Shares and fractional Shares acquired under the Plan. I understand that I may terminate my participation at any time by notifying you in writing.

I wish to participate in the Dividend Reinvestment and Share Purchase Plan on the following basis (select one).

     [_] FULL DIVIDEND REINVESTMENT. I want to reinvest dividends on all Shares now or hereafter registered in my name or held for me in the Plan by the Agent. I may also make voluntary cash payments.

     [_] PARTIAL DIVIDEND REINVESTMENT. I want to reinvest
         dividends on only      Shares registered in my name. I
         understand that dividends on all Shares held for me in the Plan by the Agent will be reinvested. I may also make voluntary cash payments.

         My initial voluntary investment is enclosed: $   (minimum
         $50, maximum $15,000 per quarter). Check or money order should be made payable to "American Stock Transfer and Trust Co.,/FRT."

Please Print or Type:

--------------------------------------
                                         [_][_][_][_][_][_][_][_][_]
--------------------------------------   SOCIAL SECURITY NUMBER OR TAXPAYER ID
                                         NUMBER
NAME(S) OF PARTICIPANT(S) (AS IT
APPEARS ON YOUR STOCK CERTIFICATE(S)
AND/ OR DIVIDEND CHECK.)

--------------------------------------   --------------------------------------
STREET ADDRESS                           SIGNATURE(S) OF PLAN PARTICIPANTS

--------------------------------------   --------------------------------------
CITY          STATE             ZIP

--------------------------------------   --------------------------------------
COUNTRY                                  DATE

(   )
--------------------------------------
DAYTIME PHONE NUMBER

                                                                ---------------
                                                                   NO POSTAGE
                                                                   NECESSARY
                                                                   IF MAILED
                                                                    AN THE
      --------------------------------------------------         UNITED STATES
                   BUSINESS REPLY MAIL                          ---------------
       FIRST CLASS MAIL  PERMIT NO. 7694  NEW YORK, N.Y.        ---------------
      --------------------------------------------------        ---------------
            POSTAGE WILL BE PAID BY ADDRESSEE                   ---------------
                                                                ---------------
            AMERICAN STOCK TRANSFER & TRUST COMPANY             ---------------
            40 WALL STREET, 46TH FLOOR                          ---------------
            NEW YORK, NEW YORK 10269-0436                       ---------------
                                                                ---------------
                                                                ---------------



                                                         [BAR CODE APPEARS HERE]

[LOGO OF FEDERAL REALTY INVESTMENT TRUST APPEARS HERE]

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the estimated expenses in connection with the offering contemplated by this Registration Statement:

    SEC Registration Fee............................................... $ 7,242
    Blue Sky Fees and Expenses.........................................   5,000
    Printing and Engraving Costs.......................................  20,000
    Accounting Fees and Expenses.......................................   1,000
    Legal Fees and Expenses............................................   1,000
    Transfer Agent and Registrar's Fees................................   5,000
    Miscellaneous......................................................     758
                                                                        -------
        Total.......................................................... $40,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Trust's Third Amended and Restated Declaration of Trust provides in substance that Trustees and officers of the Trust shall not be personally liable to the Trust or to any other person involving the Trust's affairs, except for their own bad faith, willful misconduct, gross negligence or reckless disregard of duties, or failure to act in good faith in the reasonable belief that their action was in the best interest of the Trust. The Trust indemnifies and holds harmless each Trustee and officer against all claims, liabilities and expenses in connection with the defense or disposition of any lawsuit threatened or brought by reason of his office, except as to any matter for which a Trustee or officer is personally liable as stated above.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted pursuant to the Third Amended and Restated Declaration of Trust or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid in the successful defense of any action, suit or proceeding) is asserted in connection with the securities being registered, the Trust will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS.

 (5)     Opinion regarding legality
 (8)     Opinion regarding tax matters
 (15)    Acknowledgement of Independent Accountants (included on page II-3)
 (23)(a) Consents of Independent Accountants (included on page II-3)
 (23)(b) Consents of Counsel (included in opinions)
 (24)    Power of Attorney (included on signature page)

ITEM 17. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 of this Registration Statement or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than in payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We have issued our reports dated February 10, 1995, accompanying the consolidated financial statements of Federal Realty Investment Trust appearing in the 1994 Annual Report of the Trust to its shareholders and accompanying the schedules included in the Annual Reports on Form 10-K for the year ended December 31, 1994 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement and the related Prospectus of the aforementioned reports and to the use of our name as it appears under the caption "Experts."

                                          Grant Thornton LLP

Washington, D.C.
November 3, 1995

  We have issued our report dated June 13, 1995 accompanying the Statement of Revenue and Certain Expenses of Sidcor Finley Associates for the year ended December 31, 1994 included in the Trust's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 1995, which are incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of said report in this Registration Statement and the related Prospectus and to the use of our name a it appears under the caption "Experts."

                                          Warady & Davis LLP

Deerfield, Illinois
November 3, 1995

                  ACKNOWLEDGEMENT OF INDEPENDENT ACCOUNTANTS

  We hereby acknowledge our awareness of the use of our reports dated May 5, 1995 and August 8, 1995 included in the Trust's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995 incorporated by reference in the Prospectus constituting part of this Registration Statement. Such reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of a registration statement prepared or certified by an accountant or reports prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

                                          Grant Thornton LLP

Washington, D.C.
November 3, 1995

                              CONSENTS OF COUNSEL

  The consent of Kirkpatrick & Lockhart LLP is contained in its opinion filed as Exhibit 5 to this Registration Statement.

  The consent of Goodwin, Procter & Hoar is contained in its opinion filed as
Exhibit 8 to this Registration Statement.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE STATE OF MARYLAND ON THIS 3RD DAY OF NOVEMBER 1995.

                                          Federal Realty Investment Trust

                                                   /s/ Steven J. Guttman
                                          By: _________________________________
                                               STEVEN J. GUTTMAN, PRESIDENT

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS STEVEN J. GUTTMAN, HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, FOR HIM, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STAND, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTERESTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT OR HIS SUBSTITUTE OR SUBSTITUTES MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS FORM S-3 REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

             SIGNATURES                        TITLE                 DATE
             ----------                        -----                 ----
        /s/ Steven J. Guttman          President and             November 3, 1995
-------------------------------------   Trustee (Chief
          STEVEN J. GUTTMAN             Executive Officer)


        /s/ Mary Jane Morrow           Senior Vice               November 3, 1995
-------------------------------------   President Finance &
          MARY JANE MORROW              Treasurer (Chief
                                        Financial Officer)


         /s/ Cecily A. Ward            Controller (Chief         November 3, 1995
-------------------------------------   Accounting Officer)
           CECILY A. WARD

             SIGNATURES                         TITLE                DATE
             ----------                         -----                ----
        /s/ Dennis L. Berman            Trustee                  November 3, 1995
-------------------------------------
          DENNIS L. BERMAN


         /s/ Kristin Gamble             Trustee                  November 3, 1995
-------------------------------------
           KRISTIN GAMBLE


        /s/ Samuel J. Gorlitz           Trustee                  November 3, 1995
-------------------------------------
          SAMUEL J. GORLITZ


        /s/ Morton S. Lerner            Trustee                  November 3, 1995
-------------------------------------
          MORTON S. LERNER


         /s/ Walter F. Loeb             Trustee                  November 3, 1995
-------------------------------------
           WALTER F. LOEB


         /s/ George L. Perry            Trustee                  November 3, 1995
-------------------------------------
           GEORGE L. PERRY


        /s/ Donald H. Misner            Trustee                  November 3, 1995
-------------------------------------
          DONALD H. MISNER


                                        Trustee                  November 3, 1995
-------------------------------------
       A. CORNET DE WAYS RUART


                                 EXHIBIT INDEX

 EXHIBIT NO.                           ITEM                            PAGE NO.
 -----------                           ----                            --------
     (5)     Opinion Regarding Legality.............................
     (8)     Opinion Regarding Tax Matters..........................
    (15)     Acknowledgement of Independent Accountants (included on
              page II-3)............................................
    (23)     Consent of Independent Accountants (included on page
              II-3).................................................
             Consents of Counsel (included in opinions).............
    (24)     Power of Attorney (included on signature page).........